Exhibit 10(d)

                                 AMENDMENT NO. 2
                                     to the
                           EASTGROUP PROPERTIES, INC.
                           2004 EQUITY INCENTIVE PLAN

     WHEREAS, EastGroup Properties, Inc. (the "Company"), established the EastGroup Properties, Inc. 2004 Equity Incentive Plan (the "Plan"), effective April 16, 2004, and

     WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan at any time, provided the amendment does not have an adverse effect on the rights of any participant under any outstanding award or, without the approval of the Company's stockholders, increase the aggregate number of shares for which awards may be granted or decrease the minimum exercise price specified in respect of options or the minimum base price specified in respect of stock appreciation rights, and

     WHEREAS, the Board of Directors has approved the amendment of the Plan set forth below.

     NOW, THEREFORE, the Plan is amended effective January 1, 2007, as follows:

     1. Subsection (b) of Section 8.7 is amended to read as follows:

     (b) An Award Agreement may provide that upon termination of a Participant's employment by reason of death, Disability, or Retirement, or by the Company without cause, the Restricted Period for outstanding Shares of Restricted Stock granted to the Participant shall end and the Participant's interest in those Shares shall become fully vested.

     2. Subsection (b) of Section 9.7 is amended to read as follows:

     (b) An Award Agreement may provide that upon termination of a Participant's employment by reason of death, Disability, or Retirement, or by the Company without cause, all conditions attached to delivery or payment of an outstanding Deferred Stock Unit Award shall end.

     3. Subsection (b) of Section 10.6 is amended to read as follows:

     (b) An Award Agreement may provide that upon termination of employment by reason of death, Disability, or Retirement, or by the Company without cause, during a Performance Period, the Participant shall be entitled to a number of Performance Shares that is prorated, as specified by the Committee.

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed as of December 29, 2006.

                                   EASTGROUP PROPERTIES, INC.

                                   By: /s/ N. Keith McKey
                                       ----------------------
                                       N. Keith McKey
                                       Chief Financial Officer